BG STAFFING, INC. ANNOUNCES Q1 2016 FINANCIAL RESULTS
Record Results for Quarter

PLANO, Texas – Apr 28, 2016 – BG Staffing, Inc. (NYSE MKT: BGSF), a rapidly growing national provider of temporary staffing services, today reported financial results for its first quarterly period ended March 27, 2016.

Q1 2016 Summary

•	Revenue exceeded Q1 2015 by $18.7 million, an increase of 45.7%

•	Net income exceeded Q1 2015 by $0.7 million, an increase of 407.3%

•	Gross profit increased in each of our three business segments over Q1 2015 -

◦	Multifamily increased 45.7%

◦	Professional increased 106.1%

◦	Commercial increased 19.0%

Q1 2016 Pro forma

•	Pro forma* revenue exceeded Q1 2015 by $7.4 million, an increase of 14.3%

•	Pro forma* Adjusted EBITDA(1) exceeded Q1 2015 by $1.0 million, an increase of 26.7%

L. Allen Baker, Jr., President and CEO, stated, "The execution of our acquisition and organic growth strategy business plan, which was initiated in 2009, laid the foundation for a record first quarter of 2016. Results were bolstered by our 2015 acquisitions and the strong growth in each of our three segments.

"We look forward to continuing our momentum in the second quarter and throughout 2016 to build a diversified staffing solution company, expanding geographically and expanding the industries we service. We anticipate finishing 2016 as our strongest year on record," Baker concluded.

Q1 2016 Results
Revenues for the first quarter 2016 were $59.6 million, an increase of 45.7% when compared with revenues from the first quarter 2015 of $40.9 million. The Company reported net income of $0.8 million, or $0.11 per diluted share for the first quarter 2016 compared with net income of $0.2 million, or $0.02 per diluted share for the first quarter 2015. Gross profit percent was 22.4% for the first quarter 2016 compared with 20.4% for the first quarter 2015.

Adjusted EPS(1) for the first quarter 2016 was $0.24, an increase of 140% when compared with the first quarter 2015 of $0.10.

Adjusted EBITDA(1) was $4.5 million, or 7.6% of revenues, in the first quarter of 2016, compared with $2.1 million, or 5.0% of revenues for the same period in the prior year.

(1) Non-GAAP financial measure. See reconciliation at end for details.
(*) Pro forma revenue and Adjusted EBITDA includes two months of D&W Talent, LLC ("DW") and three months of Vision Technology Services ("VTS") in 2015. See reconciliation at end for details.

Conference Call
The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PST (4:30pm EST) on April 28, 2016. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=119420.  A replay of the recorded call will be available for 90 days on the Company's website (http://bgstaffing.investorroom.com/). You can also listen to a replay of the call by dialing 1-877-870-5176 (international participants dial 1-858-384-5517) starting April 28, 2016, at 7:30pm EDT through May 5, 2016 at 11:59 pm EDT. Please use PIN Number 10001119.

About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its various divisions. BG Staffing is primarily a temporary staffing platform that has integrated several regional and national brands and is set to achieve scalable growth. The Company’s acquisition philosophy is one that not only brings financial growth, but unique and dedicated talent within the companies. This has led to a strong management team, with tenure and a desire to offer exceptional service to candidates, customers and investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500
terri@bibimac.com

BG Staffing, Inc.
Selected Consolidated Statements of Operations Information
(amounts in thousands, except per-share amounts)

	Year-to-Date
	2016	2015
Revenues	$59,551	$40,884
Gross profit	$13,347	$8,341
Selling, general and administrative expenses	$8,904	$6,348
Operating income	$2,662	$864
Income before income taxes	$1,382	$311
Net income	$833	$164
Net income per diluted share	$0.11	$0.02
Weighted average dilutive shares	7,647	6,936

BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone.

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, non-cash items, and certain items that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income to Adjusted EBITDA

	Thirteen Weeks Ended
	March 27, 2016	March 29, 2015
	(dollars in thousands)
Net income	$833	$164
Interest expense, net	1,280	532
Income tax expense	549	147
Depreciation and amortization	1,781	1,129
Share-based compensation	71	60
Change in fair value of put option	—	21
Adjusted EBITDA	$4,514	$2,053

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended
	March 27, 2016	March 29, 2015

Net income per diluted share	$0.11	$0.02
Amortization	0.22	0.15
Income tax expense adjustment	(0.09)	(0.07)
Adjusted EPS	$0.24	$0.10

Reconciliation of Pro Forma Adjusted EBITDA

	(dollars in millions)
	March 29, 2015
	BG	DW	VTS	Pro Forma
Net income	$0.2	$0.5	$1.0	$1.7
Interest expense, net	0.5	—	—	0.5
Income tax expense	0.1	—	—	0.1
Depreciation and amortization	1.1	—	—	1.1
Share-based compensation	0.1	—	—	0.1
Adjusted EBITDA	$2.0	$0.5	$1.0	$3.5

Reconciliation of Pro Forma Revenues

March 29, 2015
(dollars in millions)
Revenues	$40.9
D&W Talent, LLC	3.0
Vision Technology Services	8.2
Pro forma revenues	$52.1